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                                                                  EXHIBIT 10:17








                       LEASE AGREEMENT DATED MAY 18, 1995

                           MALHOTRA ENTERPRISES LTD.

                                       TO

                      CANADIAN AIR DRILLING SERVICES LTD.

                                 NISKU, ALBERTA
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                LEASE made as of this 18th day of MAY, A.D. 1995.

BETWEEN:

                MALHOTRA ENTERPRISES LTD., a company incorporated under the laws of the Province of Alberta, with head office at the City of Calgary, in the Province of Alberta,

                (hereinafter called "the Landlord"),

                                                             OF THE FIRST PART


                                    - and -

                CANADIAN AIR DRILLING SERVICES LTD., a company incorporated under the laws of the Province of Alberta, with head office at the City of Calgary, in the Province of Alberta,

                (hereinafter called "the Tenant"),

                                                             OF THE SECOND PART

                                 GRANT OF LEASE

1.00 Malhotra Enterprises Ltd. being registered as owner, subject however to such encumbrances, lien and interests as are notified by memorandum on the existing Certificate of Title therefor of the lands municipally located at 1703 - 8th Street, Nisku, in the Province of Alberta and legally described as:

                PLAN 752 0436, BLOCK SIX (6)
                LOT NINE (9) CONTAINING FIVE AND TWENTY
                HUNDREDTH (5.20) ACRES, MORE OR LESS.
                (N.E. 24-50-25 W 4th Mer.)
                EXCEPTING THEREOUT ALL MINES AND MINERALS.

and being the owner of a building erected on the said lands (hereinafter called "the building") DOES HEREBY LEASE TO CANADIAN AIR DRILLING SERVICES

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                                      -2-


LTD. that portion of the floor of the building having an area of approximately Nine Thousand Five Hundred (9,500) square feet (hereinafter called "the demised premises") TO BE HELD BY it, the tenant, as tenant, for the space of FIVE (5) years and FOUR (4) months commencing on the 1st day of May, A.D. 1995, (hereinafter called "the term") at the monthly rental and subject to the covenants and power implied and hereinafter set forth which the Landlord and the Tenant each agree with the other to observe and perform as the same may be applicable to each of them respectively.

1.01 RENT: The Tenant hereby covenants with the Landlord that it will during the aforesaid term, pay rent on the demised premises as follows:

   (a) Rental of SEVENTY THOUSAND, EIGHT HUNDRED AND EIGHTY-EIGHT DOLLARS and THIRTY-TWO CENTS ($70,888.32) per annum, payable monthly in advance in equal payments of FIVE THOUSAND, NINE HUNDRED AND SEVEN DOLLARS and THIRTY-SIX CENTS ($5,907.36) on the first (1st) day of each month during the term.

        It is understood that the aforesaid rent shall be paid in lawful money of Canada, and the installments shall be paid in advance and without deductions, at the office of the Landlord in the City of Calgary or at such other place as the Landlord may from time to time hereafter designate in writing.
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                                      -3-


                               TENANT'S COVENANTS

2.00 THE TENANT, for itself and its assigns, for the term hereby created, covenants with the Landlord as follows:

2.01 PAY RENT: To pay the rent hereby reserved promptly at the times and in the manner herein mentioned without notice of demand and without any abatement, deduction, defalcation or setoff whatsoever. The Tenant shall also pay without notice from the Landlord, except as may be provided in the Lease, and without abatement, deduction, defalcation or setoff, all other payments which the Tenant in any of the provisions of this Lease assumes or agrees to pay.

2.02 REAL PROPERTY TAXES: To pay to the Landlord in each year of the term as additional rent as they become due, all taxes (including local improvement rates), rates, duties and assessments that may be levied, rated, charges or assessed against the entire lands and the building erected thereon and, without limiting the generality of the foregoing, every other tax, charge, rate, assessment or payment which may become a charge or encumbrance upon or be levied or collected upon or in respect of the entire lands and building erected thereon or any part thereof, whether charged by any municipal, parliamentary or other authority excepting only that proportion of the said taxes received by the Landlord from any other tenant of the said lands and building.

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                                      -4-


2.03 UTILITIES: To pay as they become due all charges for public services and utilities, including water, gas sewer, electrical power, steam or hot water used upon or in respect of the entire lands and building erected thereon and for fittings, machines, apparatus, meters or other things leased in respect thereof and for all work or services performed by any corporation or commission in connection with such utilities.

2.04 OPERATING COSTS: To pay as they become due all operating costs as hereinafter defined.

        If the Tenant shall neglect or refuse to pay all operating and utility costs when due the Landlord shall be entitled to recover the same by all remedies available to it for the recovery of rent in arrears.

        For the purpose of this clause "operating costs" mean any and all expenses incurred by the Landlord in connection with the insurance protection, management, operation, maintenance, cleaning and repair of the building, structures and improvements constructed or erected upon the said lands and the said lands.

2.05 BUSINESS TAX: To pay all taxes with respect to all business carried on in the demised premises, and any special franchise or other tax with relation to such business as and when such taxes become due and payable together with any taxes levied on tenant's fixtures and improvements made in or to the demised premises by or for the Tenant and all taxes in the nature of

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                                      -5-


business taxes and any taxes levied on machinery or equipment of the tenant assessed by any governmental authority upon the demised premises whether levied against the landlord or the tenant.

2.06 RENT TO BE NET: It is the intent of this Lease that the said rental herein provided to be paid shall be net to the Landlord and clear of all taxes (except the Landlord's income taxes), costs and charges arising out of or relating to the entire lands and building and the Tenant covenants with the Landlord accordingly.

2.07 TIDINESS: To maintain and keep at its own expense the glass and exterior doors and the interior of the demised premises in as good order and condition as they would be kept by a reasonably careful owner.

        Not to allow paper, refuse, garbage or other loose or objectionable material to be or accumulate on the demised premises. To keep the sidewalk directly in front of the demised premises free and clear of dirt, dust, ice, snow and obstructions of all kinds.

2.08 REPAIR BY TENANT OF DEMISED PREMISES: To repair and keep the demised premises in good order, condition and decoration, excepting damage by fire, lightning, tempest, impact of aircraft, acts of God, the Queen's
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                                     - 6 -


enemies, riots, insurrections, structural defects or weaknesses and explosion and repairs required to be made by the Landlord herein. The Tenant shall be responsible for the cost of repairing all Tenant's improvements and fixtures together with all partitioning and/or improvements erected by or on behalf of the Tenant. The Tenant covenants to maintain any partitioning within or defining the demised premises in a good and proper state of repair.

2.09 REPAIR BY LANDLORD: Upon the failure of the Tenant to undertake any repairs or to do anything which is required of it by this Lease, the Landlord may carry out such repairs or do such things and the Landlord shall be entitled to recover on demand from the Tenant the cost thereof.

2.10 DAMAGE TO BUILDING: That if the building including the demised premises, the elevators, boilers, engines, pipes and other apparatus (or any of them) used for the purpose of heating or air-conditioning the building or operating the elevators, or, if the water pipes, drainage pipes, electric lighting, windows or other equipment of the building get out of repair or become damaged or destroyed through the negligence, carelessness or misuse by the Tenant, its servants or employees or through it or them in any way stopping up or injuring the heating apparatus, elevators, water pipes, drainage pipes or other equipment or any part of the building, the expense of the necessary repairs, replacements or alterations shall be borne by the Tenant who shall pay the same to the Landlord forthwith on demand.
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                                     - 7 -


2.11 ASSIGNMENT: That the Tenant will not pledge or assign this Lease or underlet or part with possession of the demised premises or any part thereof, directly or indirectly without the prior written consent of the Landlord, provided that such consent shall not be unreasonably or arbitrarily withheld. No assignment, or pledge or this Lease or sub-Lease of the demised premises or any part thereof, shall in any manner relieve the Tenant from its responsibilities under all of the terms, covenants and conditions of this Lease. Any violation of any provision of this Lease, whether by act or omission, by any assignee or sub-Tenant shall be deemed a violation of such provision by the Tenant.

2.12 USE OF PREMISES: The Tenant shall use and occupy the demised premises for oilfield service business purposes only and shall comply in respect of such use with the requirements of Federal, Provincial and Municipal laws and regulations. If a Government licence or permit shall be required for the proper and lawful conduct of the Tenant's business and if the failure to secure such licence or permit would affect the Landlord, the Tenant, prior to occupying the demised premises, shall procure the same for inspection by the Landlord. The Tenant shall, at all times, comply with the terms and conditions of any such licence or permit.

2.13 NOT PREJUDICE INSURANCE: That the Tenant will not do or omit or permit to be done or omitted upon the demised premises anything which shall
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                                     - 8 -


cause the rate of insurance upon the building to be increased and that, if the rate of insurance on the building shall be increased by reason of the use made of the demised premises or by the reason of anything done or omitted or permitted to be done or omitted by the Tenant or by anyone permitted by the Tenant to be upon the demised premises the Tenant will pay to the Landlord on demand the amount of such increase. The Tenant will comply in every respect with the rules and regulations, if any, of the Canadian underwriters Association, or any successor or substitute body, and with the requirements communicated to the Tenant of the Landlord's insurance company or companies having policies insuring the building or the use thereof.

2.14 PREMISES CONFORM TO LAW: To comply with all provisions of law including without limitation Federal and Provincial legislative enactments, building and other civic by-laws and any and all other governmental and municipal regulations which relate to the partitioning, equipment, operation and use of the demised premises, and to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the demised premises, and comply with all police, fire and sanitary regulations or directives imposed or made by any Federal, Provincial or Municipal authorities or by fire insurance underwriters, and observe and obey all governmental and municipal regulations and other requirements governing the conduct of all business conducted in the demised premises.

2.15    USE CONFORM TO LAW:  The Tenant shall, at its expense, comply with
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                                     - 9 -


all laws, orders, ordinances and regulations of Federal, Provincial and Municipal authorities and with any direction made pursuant to law or by any public officer or officers.

2.16 NO NUISANCE: Not to do or suffer any waste or damage, disfiguration or injury to the demised premises or the fixtures and equipment thereof; and not to use or permit to be used any part of the demised premises for any dangerous, noxious or offensive trade, business or occurrence and not to cause or maintain or permit of occurrence or maintenance of any nuisance in, at or on the demised premises, or the creation or emission of any noxious fumes thereon or therefrom.

2.17 FLOOR LOAD: The Tenant shall not place or permit to be placed a load upon any portion of any floor of the demises premises which exceeds the floor load which the area of such floor being loaded was designed to carry having regard to the loading of adjacent areas. The Landlord reserves the right to prescribe the weight and position of all safes and heavy installations which the Tenant wishes to place in the demised premises so as to properly distribute the weight thereof and the Tenant agrees to such reservation.

2.18 ESCAPE OF WATER: The Tenant shall be responsible for any loss or damage whatsoever caused in the building owing to the leakage or escape of any
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                                      -10-


water, gas or other substance from any pipes, machinery or equipment installed by the Tenant and used for the purposes of servicing the demised premises or any machinery or equipment installed or put therein by the Tenant.

2.19     INDEMNIFY LANDLORD:   To indemnify and save harmless the Landlord
against and from any and all claims by or on behalf of any person or persons, firm or firms, and corporation or corporations arising from the conduct of any work by or through any act of negligence of the Tenant or any assignee, sub-Tenant, agent, contractor, servant, employee or licencee of the Tenant, and against and from all costs, fees, expenses and liabilities incurred as a result of any such claim or action or proceeding brought thereon.

2.20 RELEASE OF LANDLORD: That the Landlord shall not be responsible for injury to or the death of any person in or about the demised premises or the building or any damage to any merchandise, goods, chattels, machinery, equipment, fixtures or Tenant's improvements located within the building with the express or implied consent of the Tenant or in respect of the Tenant's business. The Landlord shall not be responsible for insuring any fixtures, partitions, floor coverings or other Tenant's improvements whether constructed, installed or located by the Tenant in any part of the demised premises, and the Tenant shall insure its own stock, furniture and equipment and shall be solely responsible for the loss of or damage to property of others kept or stored or located in the demised premises during the term hereof.


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                                      -11-

2.21 NOTIFY LANDLORD: To immediately notify Landlord or its representative in the building of any accidents or defects in the building, including without limitation, the demised premises, the water pipes, plumbing and heating apparatus, ventilation and air-conditioning equipment and electrical wiring and fixtures and as well of any matter or condition which may cause injury or damage to the building or any person or property therein located.

2.22 NOT PERMIT LIENS: The Tenant shall promptly pay as and when the same fall due all accounts for labour or material done or supplied for all improvements, installations, partitions and fixtures or work done by or for the Tenant on the demised premises and will not cause, suffer or permit any encumbrance, lien or charge to arise or exist or be claimed upon the demised premises in respect thereof, provided that any such lien shall be permitted if and so long as it does not embarrass or prejudice the Landlord and if the Tenant has agreed to indemnify and save harmless the Landlord in respect of the same having given the Landlord reasonable security to insure the due payment of the same, and the Tenant proceeds with all due diligence to take whatever steps are properly open to it to cause the validity of such claim to be determined and any registration of such claim against the title to the said lands to be extinguished or the lien to be paid if found valid.

2.23 LIGHT BULBS: The Tenant agrees to pay the cost including installation of all electric light bulbs and fluorescent tubes used to replace
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                                    - 12 -

those installed on the demised premises at the commencement of the term, and the cost and maintenance and repair of the fluorescent fixtures thereon.

2.24 MORTGAGE SUBORDINATION: The Tenant agrees that this Lease is and shall be subject and subordinate to any mortgage or charged which may now or hereafter be placed against the said lands, or against the building, and the Tenant agrees to promptly execute and deliver to the Landlord at its request all postponements, deeds and documents, as shall be necessary to give effect to this covenant.

2.25 TENANT'S LIABILITY INSURANCE: The Tenant agrees to take out and keep in force during the term hereof general public liability insurance on an occurrence basis with respect to the business carried on, in or from the demised premises and the use and occupancy thereof by the Tenant in the sum of not less than FIVE HUNDRED THOUSAND ($500,000.00) DOLLARS inclusive, which insurance shall included the Landlord as a named insured and shall protect the Landlord in respect of claims by the Tenant as if the Landlord were separately insured. The Tenant shall furnish to the Landlord, if and whenever requested by the Landlord, certificates or other satisfactory evidence as to such insurance.

2.26 SIGNS: The Tenant shall not cause or permit any sign, picture, advertisement, notice, lettering, flag, decoration or direction to be painted,


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                                     - 13 -

displayed, inscribed, placed, affixed or maintained in or on any windows or doors of the building nor anywhere else on or in the building, without the prior written consent of the Landlord.

2.27 WAIVER RE DISTRESS: The Tenant waives and renounces the benefit of any present or future statute taking away the limiting the Landlord's right of distress, and covenants and agrees that notwithstanding any such statute none of the goods and chattels of the Tenant on the demised premises at any time during the term shall be exempt from levy by distress for rent in arrears.

2.28 APPLICATION OF DISTRESS: The Tenant covenants and agrees that all of its furniture, trade fixtures, partitions, installations, equipment and other movables on the demised premises or wherever situated shall be liable to distress and sale in the usual manner for any arrears of rent owing with respect to the demised premises and that none of the aforesaid good and chattels upon the demised premises shall be exempt from distress, and for the purposes of making such distress the Landlord by itself, its agents and bailiffs may break open any door or window and enter upon the demised premises at any time after rental shall accrue due.

2.29 RIGHT OF ENTRY: The Tenant further covenants and agrees that, on the Landlord becoming entitled to cancel this Lease under any of the provisions thereof, the Landlord in addition to all other rights, shall have the right to re-enter the demised premises or any portion or portions thereof as agent of the Tenant, either by force or otherwise, without being liable for any prosecution therefor and to re-let the demised premises or any portion or portions thereof as agent of the Tenant, to take possession of any furniture or other property on the demised premises and to sell the same at public or private sale without notice and to apply the proceeds of such sale and any rent derived from re-letting the demised premises upon account of the rent due or accruing due under this Lease, and the Tenant shall be liable to the Landlord for any deficiency, if any.

2.30 NON-WAIVER BY LANDLORD: That failure of the Landlord to insist upon strict performance of any of the covenants or conditions of this Lease or to exercise any right or option herein contained shall not be construed as a waiver or relinquishment of any such covenant, condition, right or option, but the same shall remain in full force and effect.

2.31 ADDITIONAL RENTAL: All sums paid or expenses incurred hereunder by the Landlord, which ought to have been paid or incurred by the Tenant, or for which the Landlord hereunder is entitled to reimbursement from the Tenant, and any interest owing to the Landlord hereunder may be recovered by the Landlord as additional rental by any and all remedies available to it for the recovery of rent in arrears, and shall be deemed to be rent in arrears.

2.32    INTEREST ON ARREARS:  All rent in arrears and all sums paid or
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                                      -15-


expenses incurred by the Landlord which ought to have been paid or incurred by the Tenant, or for which the Landlord is entitled hereunder to reimbursement from the Tenant and which under the preceding sub-paragraph of this Lease shall be deemed to be rent in arrears, shall bear interest from the date the same became due and payable by the Tenant to the Landlord or are spent or incurred by the Landlord, as the case may be, until the date of payment or repayment to the Landlord; PROVIDED, that in each case, the Landlord shall give written notice to the Tenant of such sum due and payable, and the Tenant shall have SEVEN (7) days after receipt of such written notice from the Landlord to pay such arrears and, if such amounts are paid during such period, the aforesaid interest shall not be chargeable. Such interest will be charged at a rate of twelve (12%) percent per annum.

2.33 ACCESS TO LANDLORD: The Landlord may, at any time and without liability to the Tenant, enter the demised premises to examine the same, or for any purpose which it may deem advisable for the operation and/or maintenance of the building or its equipment. During the last Six (6) months of the term of this Lease, the Tenant shall allow such person or persons as may be desirous of leasing the premises to visit the same on business days, between the hours of 9:00 o'clock in the morning and 5:00 o'clock in the evening, provided reasonable notice is given to the Tenant.

2.34 ALTERATIONS BY LANDLORD: The Landlord shall have the right at any time during the term hereof to repair, remodel, alter, improve or add to the

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                                      -16-


whole or any part of the building (or to change the location of the entrance or entrances of the building, or to change, alter, remodel, or improve or add to the common areas, drains, pipes and heating apparatus or any other part of the building) except the demised premises without compensation or responsibility to the Tenant. For such purposes, the Landlord may, if necessary, enter, pass through, work upon and attach scaffolds or other temporary structures to the demised premises. The Landlord agrees to carry out such work as quickly as possible causing as little disturbance as possible.

2.35 EXCAVATION: In the event that an excavation should be made for building or other purposes upon land adjacent to the building, or should be authorized to be made, the Tenant shall, if necessary, afford to the person or persons causing or authorized to cause such excavation, licence to enter upon the demised premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the wall or walls of the building, or the building from injury or damage and to support them by proper foundations, pinning and/or underpinning.

2.36 YIELD UP: At the expiration or sooner termination of this Lease the Tenant will peaceably surrender and give up the demised premises without notice from the Landlord, any right or notice to quit or vacate being hereby expressly waived by the Tenant, any law, usage or custom to the contrary notwithstanding.

                              LANDLORD'S COVENANTS


3.00    THE LANDLORD covenants with the Tenant as follows:

3.01 QUIET POSSESSION: That the Tenant paying the rent hereby reserved at the times and in the manner aforesaid and observing and performing each and every one of the covenants, conditions, restrictions and stipulations by the Tenant to be observed or performed under this Lease shall and may peaceably and quietly possess and enjoy the demised premises during the said term without interruption from or by the Landlord, by any persons lawfully claiming by, through or under it.

3.02 PAY TAXES: To pay all rates, charges and assessments and taxes where with the demised premises may be rated, charged, assessed and taxed during the term of this Lease other than such obligations which the Tenant herein has expressly agreed to pay.

3.03    HEAT:   To furnish adequate heating to the demised premises at all times and during the normal heating season as established by custom and practice for similar buildings in the City of Edmonton.

3.04 REPAIR OF APPARATUS: In case the apparatus or any part thereof used in the heating of the demised premises becomes inoperable, damaged, malfunctioning or destroyed, the Landlord shall have a reasonable time within
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                                      -18-



which to repair the damage or replace or repair the apparatus and the Landlord shall not in any event be liable to the Tenant, its officers or employees for any indirect or consequential damage or damages for personal discomfort or illness arising by reason of the interruption of such services or any of them.

3.05    REPAIR STRUCTURE:   To repair and maintain the structure of the
building, the exterior walls, roof, pipes, plumbing, electrical wires installed by the Landlord and other installations of a structural nature. In the event that any such repairs shall be required to be made by the Landlord by reason of the negligence of the Tenant, its agents or employees, the Landlord shall be entitled to recover the cost thereof from the Tenant and if the Tenant shall fail to pay the same on demand the Landlord may recover the amounts so due by all remedies available to it for the recovery of rent it arrears.

3.06 ALTERATIONS BY TENANT: The Tenant may with the prior written consent of the Landlord from time to time improve, alter or change the fixtures and/or Tenant's improvements in the demised premises, provided that:

        (a) The Tenant shall have supplied the Landlord with plans and specifications for such improvements, alterations or changes, and;

        (b) The Tenant shall cause all work done in connection with any improvement, alteration or change to be done promptly and in a good and workmanlike manner and in accordance with the plans and specifications therefor which have been approved by the Landlord, and;

(c) That any or all work to be done and material to be supplied in connection with such improvements, alterations or changes shall unless otherwise agreed by the Landlord be done or supplied only by contractors or sub-contractors and workmen engaged by the Tenant but first approved by the Landlord, and the Landlord shall have the right to grant such approval conditionally or to withdraw the same at any time.



                                MUTUAL COVENANTS

4.00 AND it is hereby mutually agreed between the Landlord and the Tenant as follows:

4.01 TENANT'S IMPROVEMENTS: The Tenant covenants and agrees that it will not install or construct any partitions, fixtures, floor coverings, light fixtures, heavy equipment, safes or machinery upon the demised premises nor undertake or permit any removal, change, alteration or addition therein or thereto nor affix or attach any article thereto without the Landlord's consent in writing being first had and obtained. On termination of the within Lease, the Tenant shall be entitled to remove any office machines and equipment and furniture installed by it, making good any damage occasioned to the demised premises by reason of such installation or removal.

        Any removal of equipment, fixture, partitions and the like which is undertaken pursuant to this clause and the restoration of the demised premises to good order and condition shall be completed prior to the expiry of the term.

        The Tenant shall not remove any trade fixtures, goods or chattels of any kind from the demised premises until all rent and other monies due by the Tenant to the Landlord are paid.

        All improvements to the demised premises installed or constructed by the Tenant except trade fixtures will be and become the property of the Landlord when constructed or installed and the Tenant will be solely responsible for insuring, repairing and maintaining the same.

4.02 DESTRUCTION OR DAMAGE. If during the term hereof the premises shall be damaged by fire, lightning, tempest, impact of aircraft, acts of God or the Queen's enemies, riots, insurrections, explosions or other casualty, the following provisions shall have effect:

   (a) If the demised premises are rendered partially unfit for occupancy by the Tenant and remain so for at lease TEN (10) days, then the rent hereby reserved shall abate from the date of the damage in part only in the proportion that the part of the demised premises so rendered unfit is of the whole of the demised premises until the premises have been repaired or restored;


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                                      -21-

(b) If the demised premises are rendered wholly unfit for occupancy by the Tenant and remain so for at least TEN (10) days, then the rent hereby reserved shall be suspended from the date of the damage until the demised premises have been repaired or restored;

(c) Notwithstanding the provisions of sub-clause (a) hereof, if the demised premises shall be incapable of being repaired or restored with reasonable diligence within ONE HUNDRED AND TWENTY (120) days of the happening of the damage, then either the Landlord or the Tenant may at its option terminate this Lease by notice in writing to the other given within FIFTEEN (15) days of the date of the damage, and if such notice is given this Lease shall cease and become null and void from the date of the damage and the Tenant shall immediately surrender the demises premises and all of its interest therein to the Landlord and the rent shall be apportioned and shall be payable by the Tenant only to the date of such damage and the Landlord may re-enter and repossess the demised premises discharged of this Lease, but if within the said period of FIFTEEN (15) days neither the Tenant nor the Landlord shall give notice terminating this Lease as aforesaid, or if within the said period the Landlord and Tenant shall agree not to give such notice, then upon the expiration of the said period of FIFTEEN (15) days or upon the Landlord and Tenant agreeing as aforesaid, whichever shall be the sooner, the Landlord shall with reasonable promptitude repair and restore the demised premises.

     (d) If the demised premises are capable with reasonable diligence of being repaired or restored within ONE HUNDRED AND TWENTY (120) days of the happening of such damage, then the Landlord shall restore or repair the demises premises with all speed within the aforesaid ONE HUNDRED AND TWENTY (120) days.

        It is expressly understood and agreed that the obligation of the Landlord to rebuild and restore the demised premises shall not extend to or be deemed to include the rebuilding and restoration of any alterations, partitions, equipment or installments made by the Tenant on the demised premises.


4.04 DEFAULT: That, in the event that default is made in payment of rent or any part thereof and such default continues for SEVEN (7) days after the due date for the payment of the same or in case of non-performance or non-observance on the part of the Tenant of any covenant, condition, restriction or stipulation herein contained, express or implied, which ought to be observed or performed by the Tenant and which has not been expressly waived in writing by the Landlord, the Landlord may at its option in addition to exercising any other remedy available to it in law cancel this Lease by written notice to the Tenant and, in any one or more of such cases, all rights and interest hereby created or then existing in favour of the Tenant or derived under this Lease, shall thereupon cease and determine and the Landlord may re-enter into and upon the demised premises and to have again, repossess and enjoy the same as of its former estate, anything herein to the contrary notwithstanding; PROVIDED HOWEVER, that in case of such cancellation and re-entry, the Tenant shall continue to be liable to pay and the Landlord shall have the same remedy for recovery of any rent then due or accruing due as if this Lease had not been cancelled, but remained in full force and effect, and further than any right of action of the Landlord against the Tenant in respect of any antecedent breach of the said covenants, conditions, restrictions, and stipulations shall not thereby be prejudiced.

4.04 BANKRUPTCY OR SEIZURE: In the event that the demised premises shall without the prior written consent of the Landlord remain vacant or not used for the period of FIFTEEN (15) days or the demises premises shall not be occupied by the Tenant within FIFTEEN (15) days of the commencement date or shall be used by any person other than the Tenant or for any purpose than that for which the same were let or in case the term or any of the goods and chattels of the Tenant shall be, at any time seized in execution or attachment by any creditor of the Tenant or the Tenant shall make any assignment for the benefit of creditors or any bulk sale or become bankrupt or insolvent or take the benefit of any Act nor or hereafter in force for bankrupt or insolvent debtors or any order shall be made for the winding up of the Tenant then, in any such case, this Lease shall, at the option of the landlord, cease and determine and the term shall immediately become forfeited and void and the then current month's rent and the next ensuing THREE (3) months' rent shall immediately become due and payable and the Landlord may re-enter and take possession of the demised premises as though the Tenant or other occupant or occupants of the demised premises was or were holding over after the expiration of the terms without any right whatsoever.

4.05 FORCE MAJEURE: Save and except for the obligations of the Tenant as set forth in this Lease to pay rent, additional rent, increased rent, operational costs, or other monies to the Landlord, if either Party shall fail to meet its obligations hereunder within the time prescribed, and such failure shall be caused or materially contributed to by force majeure (and for the purposes of this Agreement, force majeure shall mean any acts of God, strikes, lockouts, or other industrial disturbances, acts of the Queen's enemies, sabotage, war, blockades, insurrections, riots, epidemics, lightning, earthquakes, floods, storms, fires, washouts, nuclear and radiation activity or fallout, arrests and restrains of rules and people, civil disturbances, explosions, breakage of or accident to machinery or stoppage thereof for necessary maintenance or repairs, inability to obtain labour, materials or equipment, any legislative, administrative or judicial action which has been resisted in good faith by all reasonable legal means, any act, omission or event whether of the kind herein enumerated or otherwise not within the control of such Party, and which by the exercise of due diligence such Party could not have prevented, but lack of funds on the part of such Party shall be deemed not to be force majeure), such failure shall be deemed not to be a breach of the obligations of such Party hereunder but such Party shall use reasonable diligence to put itself in a position to carry out its obligations hereunder.

4.06 REPRESENTATIONS: The Tenant hereby acknowledges that the demised premises are taken without representation of any kind on the part of the Landlord or its agent other than as set forth herein. No representative or agent of the Landlord or Tenant is or shall be authorized or permitted to make any representation with reference thereto, or to vary or modify this Agreement in any way, and this Lease contains all the agreements and conditions made between the Parties hereto, and any addition to or alteration of or changes in this Lease, or other agreements hereafter made or conditions created to be binding, must be made in writing and signed by both Parties in a manner identical to the manner of execution of this Lease, or otherwise as authorized in an instrument executed in a manner identical to the manner of execution of this Lease.

4.07 RESERVATION TO LANDLORD: All outside walls of the demised premises and any space in the demised premises used for stairways and passageways to other adjoining premises, shafts, stacks, pipes, conducts, ducts or other building facilities, the heating, electrical, plumbing, air-conditioning and other building systems, and the use thereof, as well as access thereto through the demised premises for the purpose of use, operation, maintenance, and repair are expressly reserved to the Landlord.

4.08 SALE OF DEMISED PREMISES: Provided and it is expressly agreed that if the Tenant duly and regularly pays the aforesaid rent and performs all and every of the covenants, provisos and agreements herein contained on the part of the Tenant to be paid and performed and if during the Lease term the Landlord shall receive a bona fide offer to purchase the demised premises which offer is acceptable to the Landlord, the Landlord agrees that the Tenant shall have and is hereby granted an option to purchase the demises premises upon the same terms and provisions. The Landlord agrees immediately after receipt of such offer to give the Tenant notice in writing of the terms and provisions thereof, and the Tenant may exercise its option to purchase the demised premises at any time within SEVEN (7) days after such notice is received by the Tenant. If the Tenant shall elect to exercise such option it shall do so by giving notice in writing to the Landlord within such SEVEN (7) day period and a contract of sale shall be executed by the Parties upon the same terms and conditions as the bona fide offer to purchase received by the Landlord.

4.09 NOTICES: Any notice herein provided or permitted to be given by the Tenant to the Landlord shall be sufficiently given if delivered or if mailed, by registered mail, postage prepaid, in writing and addressed to the Landlord at Suite 140 - 635 - 6th Avenue S. W., Calgary, Alberta, T2P 0T5.

        Any notice herein provided or permitted to be given by the Landlord to the Tenant shall be sufficiently given if delivered or if mailed, by registered mail, postage prepaid, in writing and addressed to the Tenant at the demised premises.

        Notice mailed as aforesaid shall be conclusively deemed to have been received on the third business day following the day on which such notice is mailed. Notice delivered as aforesaid shall be conclusively deemed to have been delivered if delivered in the same manner in which service of process is required to be made under the Rules of the Supreme Court of the Province of Alberta. Either Party may at any time give notice in writing in the manner hereinbefore provided to the other of any change of address of the Party giving such notice, the address therein specified shall be deemed to be the address of such Party for the giving of notice hereunder. The word "notice" in this clause shall be deemed to include any request, statement of other writing in this Lease provided or permitted to be given by the Landlord to the Tenant or by the Tenant to the Landlord.

4.10 LANDLORD NOT UNREASONABLY INTERFERE: Except as expressly provided otherwise in this Lease, there shall be no allowance to the Tenant by way of diminution of rent or otherwise and no liability on the part of the Landlord by reason or inconvenience, annoyance or injury to business arising from the happening of the event which gives rise to the need for any repairs, alterations, additions, or improvements or from the making of any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances, and equipment thereof. The Landlord agrees to use its best efforts to do any work done by it in such a manner as not to unreasonably interfere with or impair the Tenant's use of the demised premises.

4.11 HEADINGS: The Parties hereto agree that the headings herein form no part of this Lease and shall be deemed to have been inserted for convenience of reference only.

4.12 INTERPRETATION: The terms "Landlord" and "Tenant" and the pronouns relating thereto, where used herein shall, where the context makes it appropriate, include heirs, executors, administrators, successors and assigns of the Parties hereto, and shall include the masculine, feminine and plural where the context of the Party or Parties hereto so require and, where there is more than one (1) Tenant, all covenants shall be deemed joint and several.

4.13 GOVERNING LAW: This Lease and any Rules and Regulations adopted hereunder and the use and occupation of the demised premises by the Tenant under this Lease shall all be governed by the laws of the Province of Alberta. Should any provision of this Lease and/or its conditions be illegal or not enforceable under the laws of the Province of Alberta, it or they shall be severable and this Lease and its conditions shall remain in full force and be binding upon the Parties as though such unenforceable provision or provisions had never been included.

4.14 OVER-HOLDING: Upon the expiration or other termination of the term of this Lease, the Tenant shall quit and surrender the demised premises in good order and condition, ordinary wear and tear excepted, and shall remove all its property therefrom, except as otherwise provided in this Lease. If the Tenant shall continue to occupy the demised premises after the expiration of the term without any further written agreement, or in the absence of such an agreement, without objection by the Landlord, the Tenant shall be a monthly tenant at the rate and on the terms herein contained, except as to length of tenancy.

4.15    TIME OF THE ESSENCE:  Time is of the essence of this Lease.

4.16 ENUREMENT: This Lease and terms and provisions hereof shall enure to the benefit of and be binding upon the Parties hereto and their respective permitted successors and assigns.

5.00 ACCEPTANCE: The Tenant hereby accepts this Lease of the above-described lands and premises to held by it as Tenant, and subject to the conditions, restrictions and covenants above set forth.

       IN WITNESS WHEREOF the Parties hereto have executed this Lease as of the day and year first above written.




                                         MALHOTRA ENTERPRISES LTD.

                                         Per: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                               PRESIDENT

                                         Per:
                                             -----------------------------------




                                         CANADIAN AIR DRILLING SERVICES LTD.

                                         Per: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                               PRESIDENT

                                         Per:
                                             -----------------------------------

                           MALHOTRA ENTERPRISES LTD.
                       Suite 710 - 633 - 6th Avenue S. W.
                            Calgary, Alberta T2P 2Y5



Canadian Air Drilling Services Ltd.
1703 - 8th Street
Nisku, Alberta
T9E 7S8


Dear Sirs:

                Re:     Agreement to Amend Lease and to Pay
                        Increased Rent - dated June 15th, 1996
                        Premises -- 1703 - 8th Street, NISKU, Alta.

        TAKE NOTICE THAT all additions and alterations agreed to be made pursuant to the captioned Agreement have now been completed; and

        FURTHER TAKE NOTICE THAT the "Completion Date" has now been established as October 1st, 1996; and

        FURTHER TAKE NOTICE THAT commencing October 1st, 1996 and for the balance of the term, the monthly rental shall be in the amount of EIGHT THOUSAND FOUR HUNDRED AND SEVENTY DOLLARS and THIRTY-SIX CENTS ($8,470.36).

        DATED at the City of Calgary, in the Province of Alberta this 30th day of SEPTEMBER 1996.


                                MALHOTRA ENTERPRISES LTD.


                                Per: /s/ CHAMAN MALHOTRA
                                    -------------------------------


        Notice of the foregoing is hereby acknowledged and accepted as of this 30th day of SEPTEMBER 1996.


                                /s/ TOMMY RAMSEY
                                -----------------------------------
                                CANADIAN AIR DRILLING SERVICES LTD.

                 AGREEMENT TO AMEND LEASE AND TO PAY INCREASED
               RENT BY REASON OF ALTERATIONS TO DEMISED PREMISES

             THIS INDENTURE, made as of the 15th day of June, 1996.

BETWEEN:

                        CANADIAN AIR DRILLING SERVICES LTD.,
                        a body corporate, having an office in the Town of Nisku, in the Province of Alberta

                        (hereinafter referred to as the "Tenant")

                                                        OF THE FIRST PART

                        - and -


                        MALHOTRA ENTERPRISES LTD., a body
                        corporate, having an office in the
                        City of Calgary, in the Province of
                        Alberta

                        (hereinafter referred to as the "Landlord")

                                                        OF THE SECOND PART


        WHEREAS, by Indenture of Lease (hereinafter referred to as the "Lease") dated as of the 18th day of May, A.D. 1995, made between the Landlord, of the one part, and the Tenant, of the other part, the demised premises described therein were leased to the Tenant for the term of Five (5) years Four (4) months at the yearly rent of SEVENTY THOUSAND, EIGHT HUNDRED AND EIGHTY-EIGHT DOLLARS and THIRTY-TWO CENTS ($70,888.32), payable monthly in advance in equal payments of FIVE THOUSAND, NINE HUNDRED and SEVEN DOLLARS and THIRTY-SIX CENTS ($5,907.36) each on the first (1st) day of each month during the term thereof;

        AND, WHEREAS, the Tenant has requested the Landlord to make certain additions and alterations to the buildings on the demised premises;

        AND, WHEREAS, the Landlord has agreed to make the aforesaid additions and alterations all on the terms and conditions hereafter provided for;

        NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual agreements and covenants herein contained, the adequacy of which each of the Parties hereto admits, the Parties covenant and agree as follows:

ADDITIONS AND ALTERATIONS:

        The Landlord hereby covenants with the Tenant to make the several additions and alterations specified in Schedule "A" attached hereto and forming part hereof (hereinafter referred to as the "additions and alterations"), which additions and alterations are in conformity with the plans and specifications already approved by the Landlord and Tenant, and which are estimated to be completed on or before the 30th day of SEPTEMBER, 1996 IT BEING UNDERSTOOD AND AGREED that the date of completion shall be the 1st day of the month following the month notice is served on the Tenant by the Landlord certifying completion of the additions and alterations (hereinafter called the "Completion Date").

AMENDMENTS TO THE LEASE:

(a)  Amendment to Amount of Rent:

        In consideration of the making of the additions and alterations the Tenant hereby covenants with the Landlord to pay to it from and after the Completion Date, during the residue of the term and extended term of the Lease (as hereafter extended) the yearly rent of ONE HUNDRED THOUSAND EIGHT HUNDRED AND EIGHT-EIGHT DOLLARS AND THIRTY-TWO CENTS ($100,888.32) (hereinafter called the "New Rent") in equal payments of EIGHT THOUSAND AND FOUR HUNDRED AND SEVENTY DOLLARS AND THIRTY-SIX CENTS ($8,470.36) each, upon the days appointed for payment of rent by the Lease, such payments to commence on the Completion Date.

    (b) Amendment to Extend Term:

            In consideration of the foregoing the Parties agree that upon determination of the Completion Date, the Term of the Lease will be extended to December 31st, 2005 (herein called the "extended term").

    (c) Definition of "demised premises":

            The term "demised premises" as used in the Lease shall as of the Completion Date be deemed to include the additions and alterations.

TERMS OF LEASE TO APPLY:

    Upon determination of the Completion Date the covenants and stipulations in the Lease, as amended hereby and stipulations in the Lease, as amended hereby and applicable to the demised premises, shall continue to be applicable to and enforceable in respect of the demised premises as altered and shall extend and apply to all additions and alterations made thereto and the Tenant hereby declares that the during the extended term, stand charged with the payment to the Landlord of the New Rent at the times and in the manner appointed for payment thereof.

LEASE ENFORCEABLE AS AMENDED:

        The Lease, as amended hereby, shall be enforceable respectively between the Parties hereto in the same manner and to the extent originally intended prior to the herein provided amendments thereof.

NOTICES:

        All notices and other communications given in connection with this Agreement shall be in writing and may be given by delivering them or mailing them by registered mail or sending them by facsimile or other similar forms of communication to the Parties at the following addresses:


        LANDLORD:               MALHOTRA ENTERPRISES LTD.
                                Suite 140
                                635 - 6th Avenue S. W.
                                Calgary, Alberta
                                T2P OT5

        TENANT:                 Canadian Air Drilling Services Ltd.
                                1703 - 8th Street
                                Nisku, Alberta
                                T9E 2S8

        Any notice, direction or instrument shall:

    (i) if delivered, be deemed to have been given or made at time of delivery;

    (ii) if mailed by registered mail and properly addressed, be deemed to have been given or made on the 4th day following the day on which it was mailed;

    (iii) if sent by facsimile or other similar form of communication, be deemed to have been given or made on the first Business Day following the day on which it was sent.

        Any Party may give written notice of change of address in the same manner described in this section, in which event, subsequent notices and other communications shall be given to the Party at the changed address.

        IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.



                                CANADIAN AIR DRILLING SERVICES LTD.



                                Per:  /s/ [ILLEGIBLE]
                                     ------------------------------
                                          President



                                MALHOTRA ENTERPRISES LTD.



                                Per:  /s/ [ILLEGIBLE]
                                      -----------------------------
                                          Treasurer